NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com
NYSE: NWE News Release FOR IMMEDIATE RELEASE	Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com Investor Relations Contact: Travis Meyer (605) 978-2967 travis.meyer@northwestern.com

NORTHWESTERN REPORTS 2013 FINANCIAL RESULTS

Company reports diluted earnings per share of $2.46 for 2013
Reaffirms full year 2014 guidance of $2.60 - $2.75 per diluted share
Announces a quarterly dividend of $0.40 per share, payable March 31, 2014

SIOUX FALLS, S.D. - February 19, 2014 - NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) reported financial results for the year ended December 31, 2013. Net income was $94.0 million, or $2.46 per diluted share, for the year ended December 31, 2013, compared with net income of $98.4 million, or $2.66 per diluted share, for the year ended December 31, 2012. While year-over-year earnings declined, 2012 earnings contained several significant items including a $24.0 million impairment related to a transmission project in the third quarter and a $47.9 million gain on an arbitration decision in the fourth quarter last year.

"We are pleased our 2013 earnings are within our increased guidance range of $2.45 - $2.60, even inclusive of approximately $0.11 of expense related to the pending hydro transaction not originally contemplated in guidance.” said Bob Rowe, Chief Executive Officer. "And while the success of the hydro transaction is paramount to our customers, investors and employees, we remain committed to excellence on all the other fronts that continue to move us forward. In addition, we are happy to announce our Board of Directors approved a 5.3%, or $0.08 annualized, increase in our 2014 dividend."

NorthWestern Reports 2013 Financial Results
February 19, 2014

Summary Financial Results	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2013	2012	2013	2012
Total Revenues	$319,090	$280,773	$1,154,519	$1,070,342
Cost of Sales (Gain on CELP Arbitration)		(47,894)		(47,894)
Cost of Sales (Other)	136,139	115,444	479,546	443,328
Gross Margin	182,951	213,223	674,973	674,908
Operating Expenses
Operating, general and administrative	76,828	74,241	285,569	269,966
Mountain States Transmission Intertie impairment	—	—	—	24,039
Property and other taxes	28,015	23,279	105,540	97,674
Depreciation	28,146	26,680	112,831	106,044
Total Operating Expenses	132,989	124,200	503,940	497,723
Operating Income	49,962	89,023	171,033	177,185
Interest Expense	(19,510)	(15,464)	(70,486)	(65,062)
Other Income	977	1,238	7,737	4,372
Income Before Income Taxes	31,429	74,797	108,284	116,495
Income Tax Expense	(5,336)	(16,100)	(14,301)	(18,089)
Net Income	$26,093	$58,697	$93,983	$98,406
Average Common Shares Outstanding	38,626	37,218	38,145	36,847
Basic Earnings per Average Common Share	$0.67	$1.58	$2.46	$2.67
Diluted Earnings per Average Common Share	$0.68	$1.57	$2.46	$2.66
Dividends Declared per Common Share	$0.38	$0.37	$1.52	$1.48

Significant items for the year ended December 31, 2013 include:

•
On September 26, 2013, we entered into an agreement to purchase hydro-electric generating facilities with approximately 633 megawatts of generation capacity, which is expected to close in the second half of 2014.

•	Acquired additional natural gas production interests in Montana for approximately $68.7 million.

•	Placed into service the Aberdeen Generating Station, a 60 MW natural gas peaking facility, which was constructed for a total cost of approximately $54.3 million.

•	Received approval from the MPSC to increase rates effective April 1, 2013, in our natural gas distribution rate case.

•	Successfully accessed the capital markets to fund growth projects and extend debt maturities as follows:

◦	Received proceeds of approximately $56.8 million after commissions and other fees from the sale of 1,381,494 common shares under our Equity Distribution Agreement,

◦	Extended the maturity date of our revolving credit facility to November 5, 2018, and

◦	Issued $35 million of First Mortgage Bonds at 3.99% and $65 million of First Mortgage Bonds at 4.85%, maturing in 2028 and 2043, respectively.

NorthWestern Reports 2013 Financial Results
February 19, 2014

Reconciliation of Primary Changes from 2012 to 2013

	Twelve Months Ended Dec. 31,
	Pre-tax	Net	Diluted
($millions, except EPS)	Income	Income(1)	EPS(2)
2012 reported	$116.5	$98.4	$2.66

Gross Margin
Natural gas production	8.1	5.0	0.13
Montana natural gas rate increase	6.6	4.1	0.11
Natural gas retail volumes	6.5	4.0	0.10
Spion Kop revenue	5.6	3.4	0.09
Electric retail volumes	5.4	3.3	0.09
DGGS revenues	5.1	3.1	0.08
Property tax trackers	3.8	2.3	0.06
Electric transmission	3.7	2.3	0.06
Natural gas transportation capacity	1.3	0.8	0.02
Electric QF supply costs	1.0	0.6	0.02
Gain on CELP arbitration decision in 2012	(47.9)	(29.5)	(0.77)
Operating expenses recovered in trackers	(2.0)	(1.2)	(0.03)
DSM lost revenues	(0.3)	(0.2)	(0.01)
Other	3.1	2.0	0.05
Subtotal - Gross Margin	0.0	0.0	0.00
OG&A Expense
DSIP expenses	(12.4)	(7.6)	(0.20)
Hydro Transaction Costs	(4.4)	(2.7)	(0.07)
Labor	(4.4)	(2.7)	(0.07)
Plant operator costs	(4.2)	(2.6)	(0.07)
Natural gas production	(3.0)	(1.8)	(0.05)
Nonemployee directors deferred compensation	(2.6)	(1.6)	(0.04)
Bad debt expense	(1.4)	(0.9)	(0.02)
Pension and employee benefits	15.4	9.5	0.25
Operating expenses recovered in trackers	2.0	1.2	0.03
Other	(0.6)	(0.4)	(0.01)
Subtotal - OG&A Expense	(15.6)	(9.6)	(0.25)
Other
MSTI impairment in 2012	24.0	14.8	0.39
Property and other taxes	(7.8)	(4.8)	(0.13)
Depreciation expense	(6.8)	(4.2)	(0.11)
Interest expense	(5.4)	(3.3)	(0.09)
Other income	3.3	2.0	0.05

Subtotal - Pretax Income	(8.3)	(5.1)	(0.14)

Income tax and other items
Permanent and flow through adjustments to income taxes		0.9	0.02
Impact of higher share count			(0.08)
All other, net	0.1	(0.2)	0.00
Total EPS impact of above items			(0.20)
2013 reported	$108.3	$94.0	$2.46
(1) Income Tax Benefit (Expense) calculation on reconciling items assumes effective tax rate of 38.5%.
(2) EPS calculated using 2013's diluted share count of 38.227 million.

NorthWestern Reports 2013 Financial Results
February 19, 2014

Significant Drivers

Gross Margin
Consolidated gross margin in 2013 was $674.9 million which remained flat from gross margin in 2012. Factors impacting gross margin included:

•	$11.9 million increase in natural gas and electric retail volumes due primarily to colder winter and spring weather;

•
$8.1 million increase in natural gas production margin primarily due to the full period effect of the acquisition of gas production assets in the third quarter of 2012 and the acquisition of gas production assets in December 2013, which is subject to refund;

•	$6.6 million increase in Montana natural gas delivery rates implemented in April 2013;

•	$5.6 million due to the acquisition of the Spion Kop wind farm in the fourth quarter of 2012;

•	$5.1 million higher DGGS revenue primarily due to the inclusion in 2012 results of a $6.4 million deferral of revenues collected in 2011 related to the FERC ALJ nonbinding decision;

•	$3.8 million increase in property taxes included in trackers;

•	$3.7 million increase in electric transmission revenues due to market pricing and other conditions;

•	$1.3 million increase in demand for natural gas transportation capacity;

•	$1.0 million lower QF related supply costs based on actual QF pricing and output; and

•	$3.1 million of other miscellaneous increases.

These increases were offset by:

•	$47.9 million gain recognized in 2012 associated with a favorable arbitration decision related to a dispute over energy and capacity rates with Colstrip Energy Limited Partnership (CELP),

•	$2.0 million lower revenues for operating expenses recovered in trackers, primarily related to customer efficiency programs; and

•
$0.3 million decrease in Demand Side Management (DSM) lost revenues. This is a result of a $1.2 million decrease in natural gas DSM lost revenues, which includes approximately $0.5 million related to 2012, offset in part by a $0.9 million increase in electric DSM lost revenues recovered through our supply trackers related to efficiency measures implemented by customers.

Operating, General and Administrative Expenses
Consolidated operating, general and administrative expenses were $285.6 million in 2013 as compared with $270.0 million in 2012. Primary components of this change include the following:

•	$12.4 million increased Distribution System Infrastructure Project (DSIP) expenses;

•	$4.4 million increased legal and professional fees associated with the Hydro Transaction. We expect to incur additional Hydro Transaction related legal and professional fees during 2014;

•	$4.4 million increased labor costs due primarily to compensation increases, a larger number of employees, and less time spent on capital projects, which increases expense;

•	$4.2 million higher plant operator costs primarily due to the Spion Kop acquisition and higher maintenance and outage costs at Colstrip Unit 4 and Neal #4;

•	$3.0 million higher natural gas production costs due to the acquisition of natural gas production assets;

NorthWestern Reports 2013 Financial Results
February 19, 2014

•
$2.6 million increased non-employee directors deferred compensation costs primarily due to changes in our stock price (however, deferred compensation shares are held in trust and the increase in expense is offset in other income below as gain on trading securities);

•	$1.4 million higher bad debt expense, due to a combination of higher revenues and slower collections of receivables from customers related to our customer information systems implementation; and

•	$0.6 million of other miscellaneous increases.

These increases were partly offset by:

•
$15.4 million due to decreased pension expense offset in part by higher incentive and other employee benefit costs. Our pension expense decreased to $11.9 million in 2013 as compared with $29.4 million in 2012. We expect pension expense in 2014 to be comparable with 2013 expense; and

•	$2.0 million lower operating expenses recovered in trackers, primarily related to customer efficiency programs. These costs are included in our supply trackers and have no impact on operating income.

Mountain States Transmission Intertie (MSTI)
In the third quarter of 2012, we recorded a charge of approximately $24.0 million for the impairment of substantially all of the preliminary survey and investigative costs associated with MSTI, a proposed 500 kV transmission project from southwestern Montana to southeastern Idaho with a potential capacity of 1500 MWs.

Property and Other Taxes
Property and other taxes were $105.5 million in 2013 as compared with $97.7 million in 2012. This increase was due primarily to higher assessed property valuations in Montana and plant additions.

Depreciation Expense
Depreciation expense was $112.8 million in 2013 as compared with $106.0 million in 2012. This reflects an increase in depreciation expense due to plant additions, offset in part by a reduction in depreciation expense of approximately $4.5 million as a result of new depreciation studies conducted by an independent consultant and implemented during the second quarter of 2013. These studies reflect longer asset lives on our electric and natural gas assets in Montana, and electric assets in South Dakota. While we expect depreciation expense to increase in 2014 due to plant additions, this will be partially offset by approximately $1.5 million for the first quarter of 2014 as the reduction in depreciation rates was implemented in the second quarter of 2013.

Operating Income
Consolidated operating income in 2013 was $171.0 million, as compared with $177.2 million in 2012. This decrease was primarily due to higher operating, general and administrative expenses partly offset by the 2012 MSTI impairment as discussed above.

Interest Expense & Other Income
Consolidated interest expense in 2013 was $70.5 million, an increase of $5.4 million, or 8.3%, from 2012. This increase includes $1.9 million of expenses associated with the bridge credit facility related to the Hydro Transaction, higher interest from the issuance of long-term debt, and interest accrued on amounts subject to refund. We expect interest expense to increase by approximately $8.5 million in 2014 as a result of expenses associated with the bridge credit facility and $100 million of debt issued in December 2013.

NorthWestern Reports 2013 Financial Results
February 19, 2014

Consolidated other income in 2013 was $7.7 million as compared with $4.4 million in 2012. This increase was primarily due to a $2.6 million gain on deferred shares held in trust for non-employee directors deferred compensation discussed above and higher capitalization of AFUDC.

Income Tax Expense
We had a consolidated income tax expense in 2013 of $14.3 million as compared with $18.1 million in 2012. Our effective tax rate was 13.2% for 2013 and 15.5% for 2012. The following table summarizes the significant differences from the Federal statutory rate, which resulted in reduced income tax expense

(in millions)	Year Ended December 31,
	2013	2012
Income Before Income Taxes	$108.3	$116.5

Income tax calculated at 35% federal statutory rate	37.9	40.8

Permanent or flow through adjustments:
State income, net of federal provisions	(3.1)	1.1
Flow through repairs deductions	(17.8)	(16.4)
Production tax credits	(3.2)	—
Plant and depreciation of flow through items	(0.6)	(1.3)
Recognition of state NOL benefit	—	(2.4)
Prior year permanent return to accrual adjustments	0.5	(1.9)
Other, net	0.6	(1.8)
	(23.6)	(22.7)

Income tax expense	$14.3	$18.1

Fourth Quarter Financial Results
Consolidated pretax income for the quarter ended December 31, 2013 was $31.4 million as compared with $74.8 million for the same period in 2012.  This $43.4 million decrease in pretax income is due primarily to a $47.9 million gain on an arbitration decision recorded in the fourth quarter of last year and increased operating expenses, depreciation and interest in 2013.  These reductions to year-over-year pretax income are partially offset by improved gross margin related to increased retail electric and natural gas volumes, increased Montana natural gas delivery rates and the addition of new energy supply assets (Spion Kop wind and Bear Paw natural gas reserves).

Consolidated net income for the quarter ended December 31, 2013 was $26.1 million, or $0.68 per diluted share, as compared with $58.7 million, or $1.57 per diluted share, for the same period in 2012.

Liquidity and Capital Resources
As of December 31, 2013, our total net liquidity was approximately $175.6 million, including $16.6 million of cash and $159.0 million of revolving credit facility availability. This compares to total net liquidity at December 31, 2012 of $183.4 million.

Dividend Declared
NorthWestern's Board of Directors declared a quarterly common stock dividend of $0.40 per share, payable March 31, 2014 to common shareholders of record as of March 14, 2014.

NorthWestern Reports 2013 Financial Results
February 19, 2014

Significant Items Not Contemplated in Guidance
A reconciliation of items not factored into our 2013 and 2012 earnings guidance of $2.45 - $2.60 and $2.30 - $2.40 per diluted share, respectively, is as follows. The amount below represents an after-tax non-GAAP measure that may provide users of this financial information with additional meaningful information regarding the impact of certain items on the Company's expected earnings. More information on this measure can be found in the "Non-GAAP Financial Measures" section below.

2013	Q1 2013	Q2 2013	Q3 2013	Q4 2013	YTD 2013

Reported GAAP diluted EPS	$1.01	$0.37	$0.40	$0.68	$2.46

Non-GAAP Adjustments:

Weather		(0.02)	(0.02)	(0.01)	(0.05)
Hydro professional fees & bridge financing			0.05	0.06	0.11
Prior period DSM lost revenue (incl. accrued interest)			(0.04)	0.02	(0.02)

Adjusted Diluted EPS	$1.01	$0.35	$0.39	0.75	$2.50

2012	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012

Reported GAAP diluted EPS	$0.88	$0.31	$(0.10)	$1.57	$2.66

Non-GAAP Adjustments:

Weather	0.09	0.05	(0.06)	0.06	0.14
Release of MPSC DGGS deferral	(0.05)				(0.05)
DSM Lost revenue recovery related to 2010/2011		(0.05)			(0.05)
DGGS FERC ALJ initial decision - portion related to 2011			0.12		0.12
MSTI Impairment			0.40		0.40
Favorable CELP arbitration decision				(0.79)	(0.79)
Income tax adjustment - benefit from MT NOL				(0.06)	(0.06)

Adjusted Diluted EPS	$0.92	$0.31	$0.36	$0.78	$2.37
Table assumes effective tax rate of 38.5% of pretax items

2014 Earnings Guidance Reaffirmed
NorthWestern reaffirms the 2014 earnings guidance range of $2.60 - $2.75 per diluted share based upon, but not limited to, the following major assumptions and expectations:

•	Normal weather in our electric and natural gas service territories for 2014;

•
Excludes any hydro related transaction fees (including legal and bridge financing) and any potential income generated from the regulated operation of the hydro assets post-closing, assuming regulatory approval;

•	Excludes any potential additional impact as a result of the FERC decision regarding revenue allocation at our Dave Gates Generating Station;

•	A consolidated income tax rate of approximately 14% - 16% of pre-tax income; and

•	Diluted average shares outstanding of 39.3 million.

Company Hosting Investor Conference Call
As previously announced, NorthWestern will host an investor conference call and webcast today, February 19, at 4:00 pm Eastern Time to review its financial results. The conference call will be

NorthWestern Reports 2013 Financial Results
February 19, 2014

webcast live on the Internet at http://www.northwesternenergy.com under the “Our Company / Investor Relations / Presentations and Webcasts” heading or by visiting
http://www.videonewswire.com/event.asp?id=97789. To listen, please go to the site at least 10 minutes in advance of the call to register. An archived webcast will be available shortly after the call and will be available for one year.

A telephonic replay of the call will be available beginning at 6:00 p.m. Eastern today through March 19, 2014, at (888) 203-1112 access code 9765306.

Annual Meeting
The Company's Annual Meeting of Stockholders will be held on Thursday, April 24, 2014, at our Montana Operational Support Office in Butte. The record date for the annual meeting is February 24, 2014. The annual meeting notice, proxy statement, annual report to stockholders and voting instructions will be provided approximately 40 days prior to the meeting date to stockholders as of the record date.

About NorthWestern Energy
NorthWestern Energy provides electricity and natural gas in the Upper Midwest and Northwest, serving approximately 678,200 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the information under “2014 Earnings Guidance Reaffirmed”.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•
potential adverse federal, state, or local legislation or regulation, including costs of compliance with existing and future environmental requirements, as well as adverse determinations by regulators, could have a material effect on our liquidity, results of operations and financial condition;

•
changes in availability of trade credit, creditworthiness of counterparties, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which could adversely affect our liquidity and results of operations;

•
unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs; and

•	adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

NorthWestern Reports 2013 Financial Results
February 19, 2014

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, actual results may differ materially from those contemplated in any forward-looking statement due to the timing and likelihood of the closing of the purchase of PPL Montana LLC's hydro-electric generating facilities.

Non-GAAP Financial Measures
This press release includes financial information prepared in accordance with GAAP, as well as other financial measures, such as Gross Margin and Adjusted Diluted EPS, that are considered “non-GAAP financial measures.”  Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Adjusted Diluted EPS is another non-GAAP measure. The Company believes the presentation of Adjusted Diluted EPS is more representative of our normal earnings than the GAAP EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings.

The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance.  Our measures may not be comparable to other companies' similarly titled measures.

NorthWestern Reports 2013 Financial Results
February 19, 2014

NORTHWESTERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(Unaudited)		(Audited)
Revenues
Electric	$227,572	$199,838	$865,239	$805,554
Gas	90,953	80,582	287,605	263,394
Other	565	353	1,675	1,394
Total Revenues	319,090	280,773	1,154,519	1,070,342
Operating Expenses
Cost of Sales	136,139	67,550	479,546	395,434
Operating, general and administrative	76,828	74,241	285,569	269,966
MSTI Impairment	—	—	—	24,039
Property and other taxes	28,015	23,279	105,540	97,674
Depreciation	28,146	26,680	112,831	106,044
Total Operating Expenses	269,128	191,750	983,486	893,157
Operating Income	49,962	89,023	171,033	177,185
Interest Expense, net	(19,510)	(15,464)	(70,486)	(65,062)
Other Income	977	1,238	7,737	4,372
Income Before Income Taxes	31,429	74,797	108,284	116,495
Income Tax Expense	(5,336)	(16,100)	(14,301)	(18,089)
Net Income	$26,093	$58,697	$93,983	$98,406
Average Common Shares Outstanding	38,626	37,218	38,145	36,847
Basic Earnings per Average Common Share	$0.67	$1.58	$2.46	$2.67
Diluted Earnings per Average Common Share	$0.68	$1.57	$2.46	$2.66
Dividends Declared per Share	$0.38	$0.37	$1.52	$1.48

Average shares used in computing the basic and diluted earnings per share are as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(Unaudited)		(Audited)
Basic computation	38,626	37,218	38,145	36,847
Dilutive effect of
Restricted stock and performance share awards (1)	92	190	82	193
Diluted computation	38,718	37,408	38,227	37,040

(1) Performance share awards are included in diluted weighted average number of shares outstanding based upon what would be issued if the end of the most recent reporting period was the end of the term of the award.

NorthWestern Reports 2013 Financial Results
February 19, 2014

NORTHWESTERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	Year Ended December 31,
	2013	2012

ASSETS
Current assets	$320,956	$303,128
Property, plant, and equipment, net	2,690,128	2,435,590
Goodwill	355,128	355,128
Regulatory assets	316,952	367,890
Other noncurrent assets	32,096	23,797
Total Assets	$3,715,260	$3,485,533
LIABILITIES AND SHAREHOLDERS' EQUITY
Current maturities of long-term debt and capital leases	$1,662	$1,612
Short-term borrowings	140,950	122,934
Other current liabilities	320,976	324,719
Long-term capital leases	29,895	31,562
Long-term debt	1,155,097	1,055,074
Deferred income taxes	395,333	363,928
Noncurrent regulatory liabilities	348,053	276,618
Other noncurrent liabilities	292,624	375,054
Total Liabilities	2,684,590	2,551,501
Total Shareholders' Equity	1,030,670	934,032
Total Liabilities and Shareholders' Equity	$3,715,260	$3,485,533

NORTHWESTERN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2013	2012
Operating Activities
Net income	$93,983	$98,406
Non-cash items	$166,120	$132,029
Changes in operating assets and liabilities	$(66,387)	$20,758
Cash Provided by Operating Activities	$193,716	$251,193

Cash Used in Investing Activities	$(295,354)	$(322,213)

Cash Provided by Financing Activities	$108,373	$74,914

Increase in Cash and Cash Equivalents	$6,735	$3,894
Cash and Cash Equivalents, beginning of period	$9,822	$5,928
Cash and Cash Equivalents, end of period	$16,557	$9,822

NorthWestern Reports 2013 Financial Results
February 19, 2014

NORTHWESTERN CORPORATION
REGULATED ELECTRIC SEGMENT
Year Ended December 31,
(Unaudited)

	Results
	2013	2012	Change	% Change
	(dollars in millions)
Retail revenue	$781.7	$747.9	$33.8	4.5%
Regulatory Amortization	25.1	10.0	15.1	151.0
Total Retail Revenue	806.8	757.9	48.9	6.5
Transmission	50.1	46.4	3.7	8.0
Ancillary Services	1.5	(6.1)	7.6	(124.6)
Wholesale	2.0	3.0	(1.0)	(33.3)
Other	4.8	4.4	0.4	9.1
Total Revenues	$865.2	$805.6	$59.6	7.4
Total Cost of Sales	358.7	277.8	80.9	29.1
Gross Margin	$506.5	$527.8	$(21.3)	(4.0)%

	Revenues		Megawatt Hours (MWH)		Avg. Customer Counts
	2013	2012	2013	2012	2013	2012
	(in thousands)
Retail Electric
Montana	$271,283	$255,623	$2,411	$2,356	$276,353	$273,984
South Dakota	48,574	47,696	580	544	49,298	48,929
Residential	319,857	303,319	2,991	2,900	325,651	322,913
Montana	321,261	308,077	3,182	3,199	62,744	62,102
South Dakota	69,800	69,639	965	938	12,073	12,113
Commercial	391,061	377,716	4,147	4,137	74,817	74,215
Industrial	41,495	37,835	2,922	2,876	74	74
Other	29,316	29,074	187	199	5,991	5,990
Total Retail Electric	$781,729	$747,944	$10,247	$10,112	$406,533	$403,192
Total Wholesale Electric	$1,993	$2,959	$94	$183	$—	$—

	Degree Days			2013 as compared with:
Cooling Degree-Days	2013	2012	Historic Average	2012	Historic Average
Montana	438	450	301	3% colder	46% warmer
South Dakota	848	1,084	734	22% colder	16% warmer

	Degree Days			2013 as compared with:
Heating Degree-Days	2013	2012	Historic Average	2012	Historic Average
Montana	7,817	7,331	7,888	7% colder	1% warmer
South Dakota	8,292	6,387	7,632	30% colder	9% colder

NorthWestern Reports 2013 Financial Results
February 19, 2014

NORTHWESTERN CORPORATION
REGULATED NATURAL GAS SEGMENT
Year Ended December 31,
(Unaudited)

	Results
	2013	2012	Change	% Change
	(dollars in millions)
Retail revenues	$253.4	$220.8	$32.6	14.8%
Regulatory amortization	(5.2)	7.9	(13.1)	(165.8)
Total retail revenues	248.2	228.7	19.5	8.5
Wholesale and other	39.4	34.7	4.7	13.5
Total Revenues	287.6	263.4	24.2	9.2
Total Cost of Sales	120.9	117.6	3.3	2.8
Gross Margin	$166.7	$145.8	$20.9	14.3%

	Revenue		Dekatherms (Dkt)		Avg. Customer Counts
	2013	2012	2013	2012	2013	2012
	(in thousands)
Retail Gas
Montana	$111,605	$102,884	$12,736	11,826	160,516	159,431
South Dakota	26,302	21,085	3,074	2,351	38,230	37,915
Nebraska	24,740	19,223	2,648	2,129	36,692	36,595
Residential	162,647	143,192	18,458	16,306	235,438	233,941
Montana	56,356	51,978	6,591	6,082	22,455	22,326
South Dakota	19,163	13,446	3,025	2,116	6,045	5,980
Nebraska	13,160	10,250	1,971	1,674	4,601	4,580
Commercial	88,679	75,674	11,587	9,872	33,101	32,886
Industrial	1,083	1,021	129	121	264	272
Other	1,019	905	137	118	156	150
Total Retail Gas	$253,428	$220,792	$30,311	26,417	268,959	267,249

	Degree Days			2013 as compared with:
Heating Degree-Days	2013	2012	Historic Average	2012	Historic Average
Montana	7,817	7,331	7,888	7% colder	1% warmer
South Dakota	8,292	6,387	7,632	30% colder	9% colder
Nebraska	6,446	5,175	6,302	25% colder	2% colder

NorthWestern Reports 2013 Financial Results
February 19, 2014

NORTHWESTERN CORPORATION
SEGMENT RESULTS
(Unaudited)
(in thousands)

Three Months Ended
December 31, 2013	Electric	Gas	Other	Eliminations	Total
Operating revenues	$227,572	$90,953	$565	$—	$319,090
Cost of sales	97,809	38,330	—	—	136,139
Gross margin	129,763	52,623	565	—	182,951
Operating, general and administrative	52,506	21,923	2,399	—	76,828
Property and other taxes	20,987	7,025	3	—	28,015
Depreciation	22,274	5,864	8	—	28,146
Operating income (loss)	33,996	17,811	(1,845)	—	49,962
Interest expense	(15,080)	(2,440)	(1,990)	—	(19,510)
Other income	(865)	(514)	2,356	—	977
Income tax expense	(1,113)	(3,981)	(242)	—	(5,336)
Net income (loss)	$16,938	$10,876	$(1,721)	$—	$26,093

Three Months Ended
December 31, 2012	Electric	Gas	Other	Eliminations	Total
Operating revenues	$199,838	$80,582	$353	$—	$280,773
Cost of sales	32,924	34,626	—	—	67,550
Gross margin	166,914	45,956	353	—	213,223
Operating, general and administrative	49,846	20,574	3,821	—	74,241
Property and other taxes	17,127	6,148	4	—	23,279
Depreciation	21,789	4,883	8	—	26,680
Operating income (loss)	78,152	14,351	(3,480)	—	89,023
Interest expense	(12,861)	(2,403)	(200)	—	(15,464)
Other income	812	398	28	—	1,238
Income tax benefit (expense)	(18,976)	(1,214)	4,090	—	(16,100)
Net income (loss)	$47,127	$11,132	$438	$—	$58,697

NorthWestern Reports 2013 Financial Results
February 19, 2014

NORTHWESTERN CORPORATION
SEGMENT RESULTS
(in thousands)

Year Ended
December 31, 2013	Electric	Gas	Other	Eliminations	Total
Operating revenues	$865,239	$287,605	$1,675	$—	$1,154,519
Cost of sales	358,688	120,858	—	—	479,546
Gross margin	506,551	166,747	1,675	—	674,973
Operating, general and administrative	195,100	78,822	11,647	—	285,569
Property and other taxes	78,536	26,993	11	—	105,540
Depreciation	89,728	23,070	33	—	112,831
Operating income (loss)	143,187	37,862	(10,016)	—	171,033
Interest expense	(57,920)	(9,993)	(2,573)	—	(70,486)
Other income	4,061	1,239	2,437	—	7,737
Income tax (expense) benefit	(13,905)	(4,134)	3,738	—	(14,301)
Net income (loss)	$75,423	$24,974	$(6,414)	$—	$93,983

Year Ended
December 31, 2012	Electric	Gas	Other	Eliminations	Total
Operating revenues	$805,554	$263,394	$1,394	$—	$1,070,342
Cost of sales	277,826	117,608	—	—	395,434
Gross margin	527,728	145,786	1,394	—	674,908
Operating, general and administrative	187,599	75,971	6,396	—	269,966
MSTI impairment	24,039	—	—	—	24,039
Property and other taxes	72,755	24,907	12	—	97,674
Depreciation	86,559	19,452	33	—	106,044
Operating income (loss)	156,776	25,456	(5,047)	—	177,185
Interest expense	(55,118)	(9,063)	(881)	—	(65,062)
Other income	2,630	1,633	109	—	4,372
Income tax (expense) benefit	(22,298)	(692)	4,901	—	(18,089)
Net income (loss)	$81,990	$17,334	$(918)	$—	$98,406